                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                             ---------------------------------------------
                                                               FORM S-8
                                                        REGISTRATION STATEMENT

                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933
                                             ---------------------------------------------

                                                          ACXIOM CORPORATION
                                        (Exact name of Registrant as specified in its charter)

                                              P. O. Box 8180, 1 Information Way
            Delaware                          Little Rock, Arkansas 72203-8180                             71-0581897
    (State of Incorporation)   (Address of principal executive offices, including zip code)    (IRS Employer Identification Number)

                                             ---------------------------------------------

                                                 DIGITAL IMPACT, INC. 1998 STOCK PLAN
                                            DIGITAL IMPACT, INC. 1999 DIRECTOR EQUITY PLAN
                                                    MINESHARE, INC. 1997 STOCK PLAN
                                          MARKETLEAP.COM, INC. 2000 LONG-TERM INCENTIVE PLAN
                                                       (Full title of the plans)
                                             ---------------------------------------------

                                                            Jerry C. Jones
                                                 Business Development and Legal Leader
                                                          Acxiom Corporation
                                                   P. O. Box 8180, 1 Information Way
                                                   Little Rock, Arkansas 72203-8180
                                                            (501) 342-1000

                                       (Name, address and telephone number of agent for service)

                                                            Goodloe Partee
                                                            Kutak Rock LLP
                                                        425 West Capitol Avenue
                                                              Suite 1100
                                                      Little Rock, Arkansas 72201
                                                            (501) 975-3000

                                                 CALCULATION OF REGISTRATION FEE

======================================================== =============== ================ =============== ===============
                                                                            Proposed         Proposed
                                                                             Maximum         Maximum        Amount of
       Title of Securities to be Registered (1)           Amount to be   Offering Price     Aggregate      Registration
                                                         Registered (2)   Per Share (3)   Offering Price       Fee
-------------------------------------------------------- --------------- ---------------- --------------- ---------------
Common Stock, $0.10 par value (4)                            860,062          $16.58         $14,259,827     $1,678.38
======================================================== =============== ================ =============== ===============

(1)      Preferred Stock Purchase Rights of Acxiom Corporation ("Acxiom") are attached to and trade with Acxiom Common Stock.

(2)      Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Acxiom's Common Stock which become issuable under the Digital Impact, Inc. 1998 Stock Plan, the Digital Impact, Inc.
         1999 Director Equity Plan, the Mineshare, Inc. 1997 Stock Plan and the Marketleap.com, Inc. 2000 Long-Term Incentive
         Plan (collectively, the "Plans") by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Acxiom Common Stock.

(3)      Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $16.58 per share, which was the average of the high and low price per share of Acxiom Common Stock as reported on the Nasdaq National Market on May 12, 2005.

(4)      Pursuant to the Agreement and Plan of Merger dated March 25, 2005, all outstanding options under the Plans were assumed by
         Acxiom and converted into options to purchase Acxiom Common Stock.

                                                                PART I
                                         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration  Statement (the "Registration
Statement") have been or will be sent or given to participants in the plans listed on the cover of the Registration Statement (the
"Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                                                                PART II
                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

         We hereby incorporate by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

         (a)      Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004 filed pursuant to Section 13(a) of the
                  Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for our latest fiscal year for which such statements have been filed.

         (b)      Our Quarterly Report on Form 10-Q for the quarter ending June 30, 2004.

         (c)      Our Quarterly Report on Form 10-Q for the quarter ending September 30, 2004.

         (d)      Our Quarterly Report on Form 10-Q for the quarter ending December 31, 2004.

         (e)      The description of our capital stock contained in the registration statement on Form 8-A of CCX Network, Inc., which is now known as Acxiom Corporation, dated February 4, 1985, and any amendments or updates to that form.

         (f)      The  description of our preferred stock purchase rights contained in the registration statement on Form 8-A dated
                  January 28, 1998, as amended by Form 8-A/A dated June 4, 1998.

         (g)      All other reports filed pursuant to Section  13(a) or 15(d) of the Exchange  Act since the end of the fiscal year covered by the our Annual Report on Form 10-K  referred to in (a) above.

         All documents subsequently filed by the Acxiom pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

            Exculpation.  Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

            The Acxiom Certificate of Incorporation and/or Bylaws (collectively, the "Charter") provide that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

            Indemnification.  Section 145 of the Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person  reasonably  believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including  attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made for any claim as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

            The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

            Insurance.  Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

       Exhibit
       Number

         4.1               Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant's Registration
                           Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).
         4.2               Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as
                           Rights Agent (the "Rights  Agreement"), including the forms of Rights  Certificate and of Election to
                           Exercise, included in Exhibit A to the Rights  Agreement, and the form of Certificate  of Designation and
                           Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement
                           (previously  filed as Exhibit 4.1 to the  Registrant's Current Report on Form 8-K dated February 10,
                           1998, Commission File No. 0-13163, and incorporated herein by reference).
         4.3               Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the
                           Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).
         5.1               Opinion of Kutak Rock LLP as to the legality of the shares being registered
         23.1              Consent of KPMG LLP
         23.2              Consent of Counsel (contained in Exhibit 5.1)
         24.1              Power of Attorney (see signature page)
         99.1 (1)          Digital Impact, Inc. 1998 Stock Plan
         99.2              Digital Impact, Inc. 1999 Director Equity Plan
         99.3 (2)          Mineshare, Inc. 1997 Stock Plan
         99.4 (3)          Marketleap.com, Inc. 2000 Long-Term Incentive Plan

         -------------------------------------

         (1)      Incorporated by reference to Exhibit 4.1 to the Registration  Statement on Form S-8 (SEC File No. 333-67686),
                  filed by Digital Impact, Inc. with the Securities and Exchange Commission on August 16, 2001.
         (2)      Incorporated by reference to Exhibit 4.1 to the Registration  Statement on Form S-8 (SEC File No. 333-43714),
                  filed by Digital Impact, Inc. with the Securities and Exchange Commission on August 14, 2000.
         (3)      Incorporated by reference to Exhibit 4.1 to the Registration  Statement on Form S-8 (SEC File No. 333-117608),
                  filed by Digital Impact, Inc. with the Securities and Exchange Commission on July 23, 2004.

Item 9. Undertakings.

(a)      The undersigned registrant (the "Registrant") hereby undertakes:

         (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this
                  Registration Statement

                  (i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the
                           "Securities Act"),

                  (ii)     to reflect in the  prospectus any facts or events arising after the effective date of the Registration
                           Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the
                           "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii)    to include any material information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
                           provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section
                           13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report  pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling  precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 13,
2005.

                                                          ACXIOM CORPORATION

                                                          By:  /s/ Catherine L. Hughes
                                                              -------------------------------------------
                                                              Catherine L. Hughes
                                                              Secretary

                                                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:  That the undersigned, a director or officer, or both, of Acxiom  Corporation ("Acxiom"), acting pursuant to authorization of the Board of Directors of Acxiom, hereby appoints Catherine L. Hughes and Jerry C. Jones, or either one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually  and as a director or officer, or both, of Acxiom, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments
(including post-effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended, with respect to the issuance and sale of the shares of common stock, $.10 par value, of Acxiom to be issued and delivered in accordance with the Digital Impact, Inc. 1998 Stock Plan, the Digital Impact, Inc. 1999 Director
Equity Plan, the Mineshare, Inc. 1997 Stock Plan, the Marketleap.com, Inc. 2000 Long-Term Incentive Plan, and any other equity compensation plans of Digital Impact, Inc. requiring registration (as the same may be amended from time to time, the "Plans"), and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2005.

                   Signature                                                       Title

/s/ William T. Dillard II                                                        Director
------------------------------------
William T. Dillard II

/s/ Harry C. Gambill                                                             Director
------------------------------------
Harry C. Gambill

/s/  Mary L. Good                                                                Director
------------------------------------
Mary L. Good

/s/ Ann Die Hasselmo                                                             Director
------------------------------------
Ann Die Hasselmo

/s/ William J. Henderson                                                         Director
------------------------------------
William J. Henderson

/s/ Rodger S. Kline                                          Director and Chief Finance and Administration Leader
------------------------------------                    (principal financial officer and principal accounting officer)
Rodger S. Kline

/s/ Thomas F. (Mack) McLarty, III                                                Director
------------------------------------
Thomas F. (Mack) McLarty, III

/s/ Charles D. Morgan                                            Chairman of the Board and Company Leader
------------------------------------                                   (principal executive officer)
Charles D. Morgan

/s/ Stephen M. Patterson                                                         Director
------------------------------------
Stephen M. Patterson

/s/  James T. Womble                                              Director and Global Development Leader
------------------------------------
James T. Womble

                                                           INDEX TO EXHIBITS

       Exhibit
       Number

         4.1               Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant's Registration
                           Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).
         4.2               Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as
                           Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of  Election  to
                           Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate  of Designation and
                           Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights  Agreement
                           (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998,
                           Commission File No. 0-13163, and incorporated herein by reference).
         4.3               Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the
                           Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).
         5.1               Opinion of Kutak Rock LLP as to the legality of the shares being registered
         23.1              Consent of KPMG LLP
         23.2              Consent of Counsel (contained in Exhibit 5.1)
         24.1              Power of Attorney (see signature page)
         99.1 (1)          Digital Impact, Inc. 1998 Stock Plan
         99.2              Digital Impact, Inc. 1999 Director Equity Plan
         99.3 (2)          Mineshare, Inc. 1997 Stock Plan
         99.4 (3)          Marketleap.com, Inc. 2000 Long-Term Incentive Plan

         ----------------------------------

         (1)      Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (SEC File No. 333-67686), filed by Digital Impact, Inc. with the Securities and Exchange Commission on August 16, 2001.
         (2)      Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (SEC File No. 333-43714), filed by Digital Impact, Inc. with the Securities and Exchange Commission on August 14, 2000.
         (3)      Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (SEC File No.333-117608), filed by Digital Impact, Inc. with the Securities and Exchange Commission on July 23, 2004.